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                                  AGREEMENT
                                  ---------

     AGREEMENT effective as of January 1, 1993 between SWANK, INC., A Delaware corporation having its principal office at 90 Park Avenue, New York, New York (the "Company"), and _______________________ ("Employee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, in consideration of the contribution that has been, and can continue to be, made by Employee toward the success of the business of the Company, the Company desires to enter into this Agreement;
     NOW, THEREFORE, it is agreed as follows:
     1. TERM AND OPERATION OF AGREEMENT. This Agreement shall be effective for a term (the "Term") commencing as of the date hereof and ending on the earlier of December 31, 1995 or the termination of Employee's employment prior to a Change in Control of the Company (as hereafter defined); provided, however, that if there is a Change in Control subsequent to April 30, 1993 but prior to the termination of the Agreement in accordance with the foregoing, then the Term shall be automatically extended for a period ending on the second anniversary of the date of such Change in Control.
     For purposes of this Agreement, Employee's employment by the Company shall be deemed to be continuing (i) for any period during which, in accordance with any contract between him and the Company ("Employment Agreement"), provision shall be made for Employee to perform services as an employee of the Company and Employee shall be entitled to compensation from the Company for same, or
(ii) if there is no Employment Agreement, for any period during which Employee is in fact
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performing services as an employee of the Company and receiving compensation from the Company for same.
     Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision hereof shall be operative until a Change in Control has occurred, at which time this agreement and all of its provisions shall become operative immediately.

     2.  CHANGE IN CONTROL-TERMINATION OF EMPLOYMENT AND
         COMPENSATION IN EVENT OF TERMINATION.

         (a) After a Change in Control has occurred, Employee may terminate his employment within two years after he has obtained actual knowledge of the occurrence of any of the following events:
              (i) Failure to elect or appoint, or re-elect or re-appoint, Employee to, or removal of Employee from, his office and/or position with the Company as constituted prior to the Change in Control, Except in connection with the termination of Employee's employment pursuant to subparagraph 3(a) hereof.
              (ii) A reduction in Employee's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a significant change in the nature or scope of the authorities, powers, functions or duties normally attached to Employee's position with the Company as referred to in clause (i) of subparagraph 2(a) hereof.
              (iii) A determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position with the Company as referred to in clause (i) of subparagraph 2(a) hereof, and the

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situation is not remedied within thirty (30) calendar days after receipt by the
Company of written notice from Employee of such determination.
              (iv) A breach by the Company of any provision of this Agreement not covered by clauses (i), (ii) or (iii) of this subparagraph 2(a), which is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such breach.
              (v) A change in the location at which substantially all of Employee's duties with the Company are to be performed to a location which is not within a 20-mile radius of the address of the place where Employee is performing services on the date of the Change in Control.
              (vi) A failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor (within the meaning of paragraph 8).
     An election by Employee to terminate his employment under the provisions of this subparagraph 2(a) shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies. Employee's right to terminate his employment for good reason shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under paragraph 3(a)(ii) of this Agreement. Employee's continued employment with the Company for any period of time less than two years after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment pursuant to this paragraph 2(a).
              (b) After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to subparagraph 2(a) hereof or if Employee's employment is terminated by the Company for any reason other than pursuant to paragraph 3(a) hereof, Employee (i) shall be entitled to his

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salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, through the Termination Date (as hereafter defined) and, in addition thereto, (ii) shall be entitled to be paid in a lump-sum, on the Termination Date, an amount of cash (to be computed, at the expense of the Company, by the partners of Coopers & Lybrand, independent certified public accountants to the Company or such other independent certified accountants regularly employed by the Company (the "Accountants"), in charge of the Company's account immediately prior to the Change in Control, whose computation shall be conclusive and binding upon Employees and the Company) equal to 2.99 times Employee's "base amount" as defined in Section 280G (b) (3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such lump-sum payment is hereinafter referred to as the "Termination Compensation." Upon payment of the Termination Compensation, any Employment Agreement between Employee and the Company shall terminate and be of no further force or effect; provided, however that (x) if Employee shall, in terminating his employment with the Company pursuant to paragraph 2(a), include in his Notice of Termination (as hereafter defined) his election to enforce his rights under the provisions of his Employment Agreement and not under the provisions of this Agreement or (y) if Employee shall, within thirty calendar days after he has obtained actual knowledge of the termination of his employment by the Company other than pursuant to paragraph 3(a) of this Agreement, notify the Company that he intends to enforce his rights under the Employment Agreement, then, in each such case, any Employment Agreement between Employee and the Company shall remain in full

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force effect and the provisions of this Agreement shall terminate and be of no further force or effect and Employee shall hold, for the benefit of the Company, any payment on account of the Termination Compensation theretofore received by him hereunder, pending the satisfaction of the Company's obligations to Employee under the provisions of any Employment Agreement between Employee and the Company (whereupon Employee shall return any such Termination Compensation to the Company).
      (c) For purposes hereof, a Change in Control shall be deemed to have occurred if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the act; (ii) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act), except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five (25%) percent or more of the Company's then outstanding securities having the right to vote on the election of directors;
(iii) during any period of not more than two consecutive years (not including any period prior to the execution of this agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii), (iv), (v), (vi) or (vii) of this subparagraph 2(c)) whose election by the Board or nomination for executive by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least 75% of the

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entire Board of Directors; (iv) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (v) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least 80% of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (vi) if the shareholders of the Company approve a plan of complete liquidation of the Company; or (vii) if the shareholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets. However, the foregoing notwithstanding, no Change in Control shall be deemed to have occurred as a result of any event specified in clauses (i)-(vii) of this paragraph 2(c) if Marshall Tulin or John Tulin remains the chief executive officer of the Company following such event.
          (d) Notwithstanding anything in this Agreement to the contrary, Employee shall have the right, prior to the receipt by him of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company, within 90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

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          (e)  It is intended that the "present value" of the payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with
Section 280G of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion, specifically entitling Employee to rely thereon, no later than the date otherwise required for payment. Of the Termination Compensation or any such later payment or benefit.
          (f) Promptly after a Change in Control occurs, or before a Change in Control occurs if there is a high degree of probability that a Change in Control will occur in the immediate future, as determined by the Chief Executive Officer of the Company, the Company shall deliver to the bank, or other institution

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approved by Employee, as escrow agent, an amount of cash funds or short term investments necessary to fund the Termination Compensation and instruct such escrow agent to make the payments of such employee benefits due Employee in the amounts and at the time provided in paragraph 2(b). The amount to be delivered to such escrow agent hereunder shall be sufficient to fund such payments from principal and all income on the escrowed funds shall be paid by the Company at the time the principal is paid to the Employee; provided however, that any interest earned after the Termination Date on principal not paid to Employee at the time provided in paragraph 2(b) shall be paid to Employee at reasonable intervals.

         3.      TERMINATION BY THE COMPANY.

         (a) Employee's employment may be terminated by the Company without any further liability under this Agreement if Employee shall (i) die; (ii) be totally unable to perform the duties and services attached to his position with the Company for a period of not less than 365 consecutive days due to illness or incapacity, whether physical or mental; (iii) violate any written contractual covenant of Employee, then in effect in favor of the Company, prohibiting Employee from competing with the Company in any manner materially detrimental to the Company; or (iv) be convicted of a felony involving an act against the Company, and said conviction shall not have been reserved or be subject to further appeal, it being expressly understood, however, that conviction for violation of a criminal statue by reason of actions taken in the course of performance of Employee's duties as an executive of the Company shall not be deemed to involve an act against the Company for purposes hereof unless



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involving a theft, embezzlement or other fraud against the Company or any of its officers, directors or employees, or unless involving an act of physical harm to any of such persons.
         (b) After a Change in Control has occurred, if Employee's employment is terminated by the Company pursuant to subparagraph 3(a) hereof, Employee (or his widow, or if she shall not survive him, any party designated by Employee by notice to the Company, or Employee's estate, in the absence of such notice) shall receive the sums (if any) Employee would otherwise have received if a Change in Control had not occurred.

         4.      NOTICE OF TERMINATION AND TERMINATION DATE.

         (a) Any termination of Employee's employment by the Company or by Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall state the "Termination Date" (as hereafter defined) and the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such determination and, in the case of Employee's termination of employment pursuant to paragraph 2(a)(iii) hereof, shall state the Employee has made the good faith termination required by that subparagraph.
         (b) "Termination Date" shall mean the date specified in the Notice of Termination as the last day of Employee's employment by the Company, which date shall not be sooner than the date on which the Notice of Termination is given.
         (c) If, within thirty (30) calendar days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this paragraph 4(c)), the party hereto receiving such notice



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of Termination notifies the other party hereto that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties hereto, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party hereto giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of such dispute, the Company will continue to pay to Employee his full compensation (including perquisites and other benefits) in effect when the notice of dispute was given and continue Employee as a participant in all employee benefit plans and programs in which he was participating when the notice of dispute was given, until the dispute is finally resolved as hereinabove provided.

         5. MITIGATION. Employee shall not be required to use his best efforts to mitigate the payment of the Termination compensation by seeking other employment. To the extent that Employee shall, during or after the Term, receive compensation from any other employment, the payment of Termination compensation shall not be adjusted.

         6. ARBITRATION. In the event any dispute arises between the parties hereto, Employee and the Company shall each have the right to seek arbitration



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in New York, New York under the rules of the American Arbitration Association by giving written notice of intention to arbitrate to the other party. Any award rendered in any such arbitration proceeding shall be non-appealable and final and binding upon the parties hereto, and judgment thereon may be entered in any court of competent jurisdiction. If Employee prevails in any litigation or arbitration proceeding brought in accordance herewith, or if any such litigation or arbitration proceeding is settled, Employee shall be entitled, to the extend not prohibited by applicable law, to reimburse from the Company for his reasonable attorneys' fees and expenses incurred in connection with such litigation or arbitration proceeding.

         7.      INDEMNIFICATION.

                 (a) The Company agrees that all rights to indemnification existing immediately prior to a Change in Control and all rights to indemnification existing immediately prior to the Termination Date in favor of Employee as provided in the respective corporate charters and by-laws of the Company and its subsidiaries shall survive the Termination Date and shall continue in full force and effect for a period of not less than ten years after the Termination Date. Until the expiration of such period, the Company shall also indemnify Employee to the fullest extent permitted by the Delaware General Corporation Law; provided that, in the event that any claim shall be asserted or made within such ten-year period, all rights to indemnification in respect of any such claim shall continue until disposition of such claim. Without limitation of the foregoing, in the event that Employee becomes involved in any capacity in any action, proceeding or investigation in connection with any activities involving the Company occurring prior to, and including the Termination Date, the Company will, subject to paragraph 7(b), advance to Employee his legal and other

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expenses (including the cost of any investigation and preparation) incurred in connection therewith.
         (b) Employee shall give prompt written notice to the Company of the commencement of any action, suit or proceeding for which indemnification may be sought under this paragraph 7, and the Company, through counsel reasonably satisfactory to Employee, may assume the defense thereof; provided, however, that Employee shall be entitled to participate in any such action, suit or proceeding with counsel of his own choice but at his own expense; and provided further, the Employee shall be entitled to participate in any such action, suit or proceeding with counsel of his own choice at the expense of the Company if, in the good faith judgment of Employee's counsel, representation by the Company's counsel may present a conflict of interest or there may be defenses available to Employee which are different from or in addition to those available to the Company. In any event, if the Company fails to assume the defense within a reasonable time, Employee may assume such defense and the reasonable fees and expenses of his attorneys shall be borne by the Company.
No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interest of the Company without the prior written consent of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the written consent of Employee, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Employee of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect Employee other than as a result of money damages or other money payments for which the Company fully pays.

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         (c)     The Company shall cause to be maintained in effect, for not less than two years after the Termination Date, the then current policies of the directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution, and shall use its best efforts to provide such insurance for an additional three years after the expiration of such two-year period, the availability of such insurance at commercially reasonable rates (or, if not available at reasonable rates, then the Company shall purchase similar insurance but with such lower limits of liability, without change in retention amounts, as may be available for a premium comparable to that paid the Company for the last year of such two-year period), with respect to all matters occurring prior to and including the Termination Date; provided that, in the event that any claim shall be asserted or made within such period during which insurance has been or is to be provided, such insurance shall be continued in respect of any such claim until final disposition of any and all such claims. The Company shall pay all expenses, including reasonable attorneys' fees, that may be incurred by Employee in enforcing the indemnity and other obligations provided for in this paragraph 7. The covenant in this paragraph 7 shall survive the Termination Date and shall continue without time limit (except as expressly provided in this paragraph 7).

         8.      ASSIGNABILITY.   This Agreement may not be assigned by
Employee and all of its terms and conditions shall be binding upon and enure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assignees. Successors of the Company shall include, without


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limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company, whether by merger, consolidation, purchase or otherwise, and such successor shall thereafter be deemed the "Company" for purposes hereof.

         9.      NOTICES.         All notices, requests, demands and other
communications provided for hereby shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, to the party entitled thereto at the address first above written (in the case of the Company) or to such address as contained in the Company's records (in the case of Employee).

         10.     MODIFICATION.    This Agreement may be modified or amended
only by an instrument in writing signed by Employee and the Company and any provision hereof may be waived only by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced.

         11.     SEVERABILITY.    The invalidity or uneforceability of any
provision hereof shall in no way affect the validity or enforceability of any other provision contained herein.

         12.     GOVERNING LAW.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

         13.     CAPTIONS.        The captioned headings herein are for
convenience of reference only and are not intended and shall not be construed to have any substantive effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                                  ------------------------------




                                               SWANK, INC.

                                               By:
                                                  ------------------------------
                                                        Andrew C. Corsini
                                                        Senior Vice President
                                                        Treasurer
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                                   SCEHDULE A
                                   ----------



                 Marshall Tulin
                 John Tulin
                 Richard Blum
                 Andrew Corsini
                 Paul Duckett
                 Arthur Gately
                 Mel Goldfeder
                 Charles Gordon *
                 Eric Luft **
                 William Rubin
                 Bruce Shopoff
                 James Tulin
                 Lewis Valenti
                 Michael Wolfson *
                 Stephen Goldman *
                 Jerome Kaye *
                 Thomas O'Connor
                 Kimberly Renk *
                 Federick Moehle *

*  Agreement dated 1/1/93
** Agreement dated 4/23/93
All others dated 5/1/93